UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 22, 2010

Carnival Corporation	Carnival plc
(Exact name of registrant	(Exact name of registrant
as specified in its charter)	as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

1-9610	1-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(I.R.S. Employer	(I.R.S. Employer
Identification No.)	Identification No.)

3655 N.W. 87th Avenue	Carnival House, 5 Gainsford Street,
Miami, Florida 33178-2428	London SE1 2NE, United Kingdom
(Address of principal executive offices)	(Address of principal executive offices)
(Zip Code)	(Zip Code)

(305) 599-2600	011 44 20 7940 5381
(Registrant’s telephone number,	(Registrant’s telephone number,
including area code)	including area code)

None	None
(Former name or former address,	(Former name or former address,
if changed since last report.)	if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition.

On June 22, 2010, Carnival Corporation & plc issued a press release entitled “Carnival Corporation & plc Reports Second Quarter Earnings.” A copy of this press release is furnished as Exhibit 99.1 to this report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of either Carnival Corporation or Carnival plc, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Section 8 – Other Events

Item 8.01 Other Events.

In connection with the previously announced sales of up to 25 million ordinary shares of Carnival plc, Carnival Corporation & plc is filing certain “Additional Information” as Exhibit 99.2 to this report. This information shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is incorporated by reference into any filing of either Carnival Corporation or Carnival plc, whether made before or after the date of this report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press release, dated June 22, 2010 (furnished pursuant to Item 2.02).

Exhibit 99.2 Additional Information, dated June 22, 2010 (filed pursuant to Item 8.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION		CARNIVAL PLC

By:	/s/ Larry Freedman	By:	/s/ Larry Freedman
Name:	Larry Freedman	Name:	Larry Freedman
Title:	Chief Accounting Officer and Vice President-Controller	Title:	Chief Accounting Officer and Vice President-Controller

Date: June 22, 2010		Date: June 22, 2010

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated June 22, 2010 (furnished pursuant to Item 2.02)

99.2	Additional Information, dated June 22, 2010 (filed pursuant to Item 8.01)